SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	December 2, 2002

ALASKA AIR GROUP, INC.

(Exact Name of Registrant as Specified
in its Charter)

Delaware	1-8957	91-1292054

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19300 Pacific Highway South, Seattle, Washington	98188

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(206) 431-7040

ITEM 5. OTHER EVENTS

     Effective December 2, 2002, the board of directors of Alaska Air Group, Inc. voted to increase the size of the board of directors from 12 to 13 directors and to appoint Jessie J. Knight Jr. to fill the additional seat on the corporation’s board of directors. Mr. Knight has been appointed to the class of directors with a three year term expiring at the corporation’s annual meeting of stockholders in May 2003.

     The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

ITEM 7. EXHIBITS

99.1	Press Release dated December 2, 2002

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALASKA AIR GROUP, INC.

March 11, 2003	/s/ Terri K. Maupin

Terri K. Maupin Staff Vice President/Finance and Controller

March 11, 2003	/s/ Bradley D. Tilden

Bradley D. Tilden Executive Vice President/Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

99.1	Press Release dated December 2, 2002

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